CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 3, 1997 included in Pioneer Fund's 1996 Annual Report (and to all references to our firm) included in or made a part of the Pioneer Fund Post-Effective Amendment No. 64 to Registration Statement File No. 2-25980 and Amendment No. 30 to Registration File No. 811-1466.


                                                             ARTHUR ANDERSEN LLP


Boston, Massachusetts
April 25, 1997